   As filed with the Securities and Exchange Commission on September 25, 1997

                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         APACHE MEDICAL SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                            7371                     23-2476415
(State or other                  (Primary Standard           (I.R.S. Employer
 jurisdiction                       Industrial               Identification No.)
of incorporation or               Classification
  organization)                    Code Number)


                            1650 Tysons Boulevard
                           McLean, Virginia  22102
                          Telephone:  (703) 847-1400
(Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                    OPTIONS GRANTED PURSUANT TO INDIVIDUAL
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                         WITH WILLIAM A. KNAUS, M.D.
                           (Full title of the plan)

                         Gerald E. Bisbee, Jr., Ph.D.
                     Chairman and Chief Executive Officer
                         APACHE Medical Systems, Inc.
                            1650 Tysons Boulevard
                           McLean, Virginia  22102
                          Telephone:  (703) 847-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

      Robert J. Sullivan                        George C. McKann, Esq.
  APACHE Medical Systems, Inc.                 Gardner, Carton & Douglas
    1650 Tysons Boulevard                  321 North Clark Street, Suite 3200
    McLean, Virginia  22102                    Chicago, Illinois  60610


                       CALCULATION OF REGISTRATION FEE


         Title of Securities             Amount to be        Proposed Maximum              Proposed Maximum          Amount of
           to be Registered               Registered     Offering Price Per Share      Aggregate Offering Price   Registration Fee
           ----------------               ----------     ------------------------      ------------------------   ----------------
Common Stock, par value $.01 per share    10,490 (1)             $6.375  (2)                      $66,874                $100

(1) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. Section 230.416.
(2) In accordance with Rule 457(h), represents the exercise price of $6.375 per share for the options outstanding pursuant to the Non-qualified Stock Option Agreement.

                         APACHE MEDICAL SYSTEMS, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                   PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;

        3. The Registrant's Current Reports on Form 8-K filed January 14, February 20 (as amended on March 28) and June 4, 1997; and

        4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1996 and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on form 8-A dated June 4, 1997, each filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

        Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.



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


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Amended and Restated Certificate of Incorporation provides that the Company shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 102 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Certain unregistered securities were issued by the Company pursuant to the Plan prior to the effective date of this Registration Statement. Such securities were issued in reliance upon an exemption from registration provided by Rule 701 promulgated under the Securities Act or by Section 4(2) of the Securities Act. All such securities were issued to persons who were at such time employees or consultants of the Company and who were in possession of sufficient information to make an informed investment decision.


ITEM 8.        INDEX TO EXHIBITS.

         Exhibit Number   Description of Document
         --------------   -----------------------
               4.1         Amended and Restated Certificate of Incorporation**
               4.2         By-laws*
               5.1         Opinion of Gardner, Carton & Douglas regarding legality of securities
              23.1         Consent of KPMG Peat Marwick LLP
              23.2         Consent of Gardner, Carton & Douglas (included in exhibit 5.1)
              24.1         Powers of Attorney (included on signature page)

_____________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-4106), initially filed April 26, 1996.
** Incorporated by reference to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1997.

ITEM 9.        UNDERTAKINGS.

     (a)       The undersigned Registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on this 25th day of September 1997.

                                    APACHE MEDICAL SYSTEMS, INC.

                                    By:  /s/  Gerald E. Bisbee, Jr., Ph.D.
                                        --------------------------------------
                                              Gerald E. Bisbee, Jr., Ph.D.
                                          Chairman and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald E. Bisbee, Jr., Ph.D. and Robert
J. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of September 1997.


SIGNATURES                                                       TITLE
----------                                                       -----

 /s/  Gerald E. Bisbee, Jr., Ph.D.
----------------------------------                Chairman and Chief Executive Officer
Gerald E. Bisbee, Jr., Ph.D.                      (Principal Executive Officer)

 /s/  Robert J. Sullivan
----------------------------------                Vice President, Chief Financial Officer and Treasurer
Robert J. Sullivan                                (Principal Financial and Accounting Officer)

 /s/  Edward J. Connors
----------------------------------                Director
Edward J. Connors

 /s/  Thomas W. Hodson
----------------------------------                Director
Thomas W. Hodson

 /s/  William A. Knaus, M.D.
----------------------------------                Director
William A. Knaus, M.D.

 /s/  Lawrence S. Lewin
----------------------------------                Director
Lawrence S. Lewin

 /s/  Francis G. Ziegler
----------------------------------                Director
Francis G. Ziegler

                              INDEX TO EXHIBITS


Exhibit Number   Description of Document
--------------   -----------------------
     4.1         Amended and Restated Certificate of Incorporation**
     4.2         By-laws*
     5.1         Opinion of Gardner, Carton & Douglas regarding legality of securities
     23.1        Consent of KPMG Peat Marwick LLP
     23.2        Consent of Gardner, Carton & Douglas (included in exhibit 5.1)
     24.1        Powers of Attorney (included on signature page)

_____________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-4106), initially filed April 26, 1996.

** Incorporated by reference to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1997.





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